Exhibit 10.1

AMENDMENT No. 4 TO CREDIT AGREEMENT

This AMENDMENT No. 4 (this “Fourth Amendment”), dated April 27, 2016, to the Credit Agreement referred to below by and among Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Borrower”), the other Loan Parties party hereto (collectively, the “Grantors”), the Lenders party hereto, the Issuing Banks party hereto, the Swing Line Lenders party hereto and Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, the several Lenders parties thereto, the Issuing Banks party thereto, the Swing Line Lenders party thereto and the Administrative Agent and Collateral Agent have entered into that certain Credit Agreement, dated as of May 17, 2013, as amended by (i) Amendment No. 1 to Credit Agreement, dated as of June 25, 2014, among the Borrower, the several Lenders party thereto, the Issuing Banks party thereto, the Swing Line Lenders party thereto and the Administrative Agent and Collateral Agent, (ii) Amendment No. 2 to Credit Agreement, dated as of November 24, 2015, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, the Issuing Banks party thereto, the Swing Line Lenders party thereto and the Administrative Agent and Collateral Agent, and (iii) Amendment No. 3 to Credit Agreement, dated as of January 11, 2016, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent and Collateral Agent (together with the exhibits and schedules attached thereto, as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement);

WHEREAS, the Borrower has requested this amendment to the Credit Agreement, as described in more detail in this Fourth Amendment;

WHEREAS, the Lenders party hereto, the Issuing Banks party hereto, the Swing Line Lenders party hereto, the Administrative Agent and the Collateral Agent are willing, on the terms and subject to the conditions set forth below, to consent to the amendment of the Credit Agreement as provided herein; and

WHEREAS, pursuant to that certain letter agreement, dated as of April 22, 2016, by and among the Borrower and Wells Fargo Securities, LLC and Barclays Bank PLC, as joint lead arrangers (collectively, the “Arrangers”), the Borrower has retained the Arrangers to act as joint bookrunners and joint lead arrangers in connection with this Fourth Amendment (the “Engagement Letter”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Definitions. Capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used in this Fourth Amendment:

“Administrative Agent” is defined in the preamble hereto.

“Arrangers” is defined in the preamble hereto.

“Assignee Lender” is defined in Section 3.2.

“Assignor Lender” is defined in Section 3.2.

“Borrower” is defined in the preamble hereto.

“Collateral Agent” is defined in the preamble hereto.

“Credit Agreement” is defined in the first recital hereto.

“Engagement Letter” is defined in the fourth recital hereto.

“Fourth Amendment” is defined in the preamble hereto.

“Fourth Amendment Effective Date” shall mean the date on which the conditions set forth in Article IV of this Fourth Amendment are satisfied or waived.

“REX Acquisition” means the acquisition by a REX HoldCo, directly or indirectly through REX Holdings, of not less than a 16-2/3% membership interest in Rockies Express Pipeline LLC, a Delaware limited liability company, pursuant to the REX MPA.

“REX Closing Date” is defined in Section 3.1(a).

“REX MPA” means that certain Membership Interest Purchase Agreement dated as of March 29, 2016 by and between Sempra REX Holdings, LLC and Rockies Express Holdings, LLC.

ARTICLE II

AMENDMENTS TO LOAN DOCUMENTS

Effective as of the Fourth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

SECTION 2.1 Amendments to Defined Terms. The following defined terms in Section 1.01 of the Credit Agreement are amended as follows:

(a) The definition of “Amended Engagement Letter” is hereby deleted in its entirety and replaced with the following definition:

“Amended Engagement Letter” shall mean the Engagement Letter dated April 22, 2016 by and among the Borrower and the Arrangers, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(b) The definition of “Consolidated EBITDA” is hereby deleted in its entirety and replaced with the following definition:

“Consolidated EBITDA” shall mean, at any Date of Determination for the Applicable Period related thereto, an amount equal to Consolidated Net Income in respect of such Applicable Period plus

(x) the sum of the following, without duplication, and in the cases of clauses (a) and (b), to the extent deducted in calculating such Consolidated Net Income:

(a) (i) provision for all Taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), net of any applicable credits, (ii) Consolidated Interest Expense and (iii) depreciation, amortization and all other non-cash charges or non-cash losses, plus

(b) any costs or expenses pursuant to any equity-related benefit plan, or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Borrower as common equity, plus

(c) for any Material Projects commenced (or acquired) by the Borrower or any Restricted Subsidiary with a Commencement Date occurring on or prior to the Date of Determination, Consolidated EBITDA Material Project Adjustments for such Material Project for such period; provided that the aggregate amount of adjustments included in this clause (c) for any period (1) in respect of all Material Projects taken together (other than the Pony Express Material Project) shall not exceed 15% of pro forma Consolidated EBITDA (calculated without giving effect to this clause (c)) and (2) in respect of the Pony Express Material Project shall not exceed the Pony Express Adjustment Limit, minus

(y) the following to the extent included in calculating such Consolidated Net Income, without duplication:

(a) without duplication of the netting provided in clause (x)(a)(i) above, Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period;

(b) all cash payments made during such period on account of reserves, restructuring charges, and other non-cash charges added to Consolidated Net Income pursuant to clause (x)(a)(iii) above; and

(c) other income of the Borrower and the Restricted Subsidiaries increasing Consolidated Net Income which does not represent a cash item in such period;

provided, however, that if REX is a Restricted Subsidiary, the amount of any adjustment pursuant to clause (x) or (y) above attributable to REX shall be equal to the total amount of such item multiplied by the percentage of the Equity Interests of REX directly or indirectly owned by the Borrower and its Wholly-Owned Restricted Subsidiaries.

Notwithstanding the foregoing, (a) for purposes of calculating the Total Leverage Ratio for purposes of Section 4.02(n), Consolidated EBITDA for the Applicable Period shall be deemed to be $76,300,000, (b) for purposes of calculating the Total Leverage Ratio and Interest Coverage Ratio for any period (A) the Consolidated EBITDA of any Person that becomes a Restricted Subsidiary acquired by the Borrower or any Restricted Subsidiary pursuant to either a Permitted Acquisition for Acquisition Consideration greater than $10,000,000 or an investment made pursuant to Section 6.04(k), (l) (but only beginning at the end of the third full fiscal quarter after the Commercial Operation Date of the Pony Express Material Project; it being understood that prior to such date the Consolidated EBITDA Material Project Adjustment for Pony Express shall be included in the Borrower’s Consolidated EBITDA), (n), (o) or (p) greater than $10,000,000 during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of for consideration greater than $10,000,000 by the Borrower or any Restricted Subsidiary during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period), (c) for purposes of determining the Interest Coverage Ratio and the Total Leverage Ratio as of or for the periods ended on September 30, 2013, December 31, 2013 and March 31, 2014 Consolidated EBITDA

will be deemed to be equal to (i) for the fiscal quarter ended December 31, 2012, $19,100,000, (ii) for the fiscal quarter ended March 31, 2013, $19,100,000 and (iii) for the fiscal quarter ended June 30, 2013, $19,100,000, (d) the Consolidated EBITDA attributable to REX shall not exceed the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries (other than Consolidated EBITDA attributable to REX) and (e) if REX is not a Restricted Subsidiary, cash dividends or distributions received from REX during any Applicable Period shall only be included in Consolidated EBITDA if, as of the applicable Date of Determination, (x) the Borrower and Affiliates of the Borrower own Equity Interests representing greater than 50.0% of the voting and economic rights of all issued and outstanding Equity Interests of REX, (y) the Borrower or an Affiliate of the Borrower is the operator of the REX assets and (z) the consent of the Borrower or its Affiliates (or their representatives) is required to determine the amount and frequency of distributions made from REX to its equity holders.

(c) The definition of “Consolidated Interest Expense” is hereby deleted in its entirety and replaced with the following definition:

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP; provided, however, that if REX is a Restricted Subsidiary, “Consolidated Interest Expense” attributable to REX shall only include the interest expense of REX multiplied by the percentage of the Equity Interests of REX directly or indirectly owned by the Borrower and its Wholly-Owned Restricted Subsidiaries. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Restricted Subsidiary with respect to interest rate Hedging Agreements. For purposes of determining the Interest Coverage Ratio for the period of four consecutive quarters ended September 30, 2013, December 31, 2013 and March 31, 2014, Consolidated Interest Expense shall be deemed to be equal to (i) for the fiscal quarter ended December 31, 2012, $2,100,000, (ii) for the fiscal quarter ended March 31, 2013, $2,100,000 and (iii) for the fiscal quarter ended June 30, 2013, $2,100,000.

(d) The first and fourth paragraphs in the definition of “Consolidated Net Income” are hereby deleted and replaced with the following paragraphs:

“Consolidated Net Income” shall mean, as of any Date of Determination for the Applicable Period related thereto, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Net Income shall exclude (a) extraordinary gains, losses, charges or expenses for such Applicable Period, (b) the net income of any Restricted Subsidiary during such Applicable Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted on such Date of Determination by operation of the terms of its Organizational Documents or any agreement, instrument or law applicable to such Restricted Subsidiary, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such Applicable Period shall be included in determining Consolidated Net Income, (c) any income (or loss) for such Applicable Period of any Person if such Person is not a Restricted Subsidiary of the Borrower, except that the aggregate amount distributed by such Person during such Applicable Period to the Borrower or a Restricted Subsidiary of the Borrower as a cash dividend or other cash distribution (as long as, in the case of a cash dividend or other cash distribution to a Restricted Subsidiary of the Borrower, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso) shall be included in Consolidated Net Income (but only to the extent such cash dividends or distributions do not exceed the Borrower’s proportional share in the EBITDA (less Consolidated Interest Expense) of such Person (calculated based on Borrower’s and any Restricted Subsidiary’s aggregate percentage ownership of the total outstanding Equity Interests of such Person and with EBITDA and Consolidated Interest Expense of such Person being calculated using the same methodology for Consolidated EBITDA and Consolidated Interest Expense, as applicable, as if such Person were a Restricted Subsidiary hereunder)), (d) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Agreements pursuant to Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC 815”), (e) the cumulative effect of a change in accounting principles, (f) any charges or expenses relating to severance, relocation and one-time compensation charges, (g) gain or loss realized upon the sale or other disposition of assets, (h) deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or any Hedging Agreement, (i) non-cash charges, expenses or other impacts of purchase or recapitalization accounting, including, to the extent applicable, any accruals and reserves established under purchase or recapitalization accounting as a result of the Transactions in accordance with GAAP, (j) non-cash impairment charges or asset write-offs, and any amortization of intangibles, (k) cash charges or costs in connection with any investment, sale or other disposition of assets, issuance of Equity Interests or Indebtedness, or amendment relating to any Indebtedness (in each case, whether or not completed), (l) to the extent covered by insurance and actually reimbursed, any expenses with respect to liability or casualty events or business interruption and (m) in the case of any Restricted Subsidiary, the net income of such Restricted Subsidiary attributable to any minority or other membership interest in such Restricted Subsidiary held directly or indirectly by a Person other than the Borrower and its Wholly-Owned Restricted Subsidiaries.

Notwithstanding the foregoing, for purposes of calculating the Total Leverage Ratio and Interest Coverage Ratio for any period (A) with respect to any Person whose Equity Interests are acquired by the Borrower or any Restricted Subsidiary pursuant to an investment made pursuant to Section 6.04(k), (l) (but only beginning at the end of the third full fiscal quarter after the Commercial Operation Date of the Pony Express Material Project; it being understood that prior to such date the applicable Projected Pony Express Distributable Amount calculated pursuant to the second paragraph of this definition shall be included in the Borrower’s Consolidated Net Income), (o) or (p) greater than $10,000,000 during such period (but does not become a Restricted Subsidiary as a result of such acquisition), the aggregate amount of cash distributions made by such Person to the holders of its Equity Interests during such Applicable Period multiplied by the percentage of the Equity Interests of such Person acquired by the Borrower or any Restricted Subsidiary shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period), (B) if any Equity Interests in REX Holdings or REX are acquired pursuant to an investment made pursuant to Section 6.04(n) during such period (but REX Holdings or REX, as applicable, does not become a Restricted Subsidiary as a result of such acquisition), the aggregate amount of cash distributions made by REX to the holders of its Equity Interests during such Applicable Period multiplied by the percentage of the Equity Interests of REX directly or indirectly acquired by a REX HoldCo shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (C) the aggregate amount of cash distributions made by any Person that is not a Restricted Subsidiary whose Equity Interests are sold or otherwise disposed of for consideration greater than $10,000,000 by the Borrower or any Restricted Subsidiary during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).

(e) The definition of “Defaulting Lender” is hereby deleted in its entirety and replaced with the following definition:

“Defaulting Lender” shall mean, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Swing Line Loans and Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or a direct or indirect parent company of a Lender under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be deemed an event described in clause (d) of this definition. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

(f) The definition of “Permitted Drop Down Acquisition” is hereby deleted in its entirety and replaced with the following definition:

“Permitted Drop Down Acquisition” shall mean any Drop-Down Acquisition approved after the Closing Date by the Conflicts Committee in accordance with the terms of the LP Agreement.

(g) The following sentence is hereby inserted at the end of the existing definition of “subsidiary”:

The appointment of REX HoldCo as the managing member of REX Holdings in connection with an acquisition of an Equity Interest in REX Holdings pursuant to Section 6.04(n) shall not cause REX Holdings or REX to be a subsidiary of the Borrower or any of its Restricted Subsidiaries for purposes of this Agreement so long as the Borrower and its Wholly-Owned Restricted Subsidiaries, directly and indirectly, do not own more than 50.0% of the issued and outstanding Equity Interests of REX.

(h) The definition of “Total Debt” is hereby deleted in its entirety and replaced with the following definition:

“Total Debt” shall mean, at any time, (a) the total Indebtedness (excluding Indebtedness of the type described in clause (h), clause (i), clause (j) and clause (k) of the definition of Indebtedness, except, in the case of clause (k), to the extent of any unreimbursed drawings thereunder) of the Borrower and the Restricted Subsidiaries at such time; and minus (b) Unrestricted Cash of up to $7,500,000; provided, however, that, if REX is a Restricted Subsidiary, Total Debt attributable to REX shall only include the Indebtedness of REX multiplied by the percentage of the Equity Interests of REX directly or indirectly owned by the Borrower and its Wholly-Owned Restricted Subsidiaries.

SECTION 2.2 New Defined Terms. Section 1.01 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Fourth Amendment” shall mean that certain Amendment No. 4 dated as of April 27, 2016, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, the Issuing Banks party thereto, the Swing Line Lenders party thereto and Barclays Bank, PLC, as Administrative Agent and Collateral Agent.

“Fourth Amendment Effective Date” shall have the meaning assigned to the term “Fourth Amendment Effective Date” in Section 1.1 of the Fourth Amendment.

“REX Closing Date” shall have the meaning assigned to the term “REX Closing Date” in Section 3.1(a) of the Fourth Amendment.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 2.3 Amendment to Section 2.21(a)(iv). Section 2.21(a)(iv) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(iv) All or any part of such Defaulting Lender’s obligation to fund participations in respect of Swing Line Loans and Letters of Credit shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.01 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 9.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.4 Amendments to Section 5.04. Section 5.04 of the Credit Agreement is hereby amended by inserting the following new subsection (c):

(c) After the REX Closing Date, furnish to the Administrative Agent, which shall furnish to each Lender:

(i) within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of REX, an unaudited consolidated balance sheet and income statement for such fiscal quarter and cash flow statement for such year-to-date period of REX and its Subsidiaries prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes to such financial statements), setting forth in each case in comparative form the figures for the corresponding periods in the previous year, all in reasonable detail; and

(ii) within one hundred and twenty (120) days after the end of each fiscal year of REX, an audited consolidated balance sheet, income statement and cash flow statement of REX and its Subsidiaries for such fiscal year prepared in accordance with GAAP (with footnotes to such financial statements).

SECTION 2.5 Amendments to Section 5.12(b). The last sentence of Section 5.12(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following sentence:

Notwithstanding anything to the contrary herein or in any other Loan Document, (A) neither the Borrower nor any of its Subsidiaries shall be required to grant a Lien in the Equity Interests of any Unrestricted Subsidiary, (B) none of Pony Express HoldCo, any JV HoldCo, REX

HoldCo or REX Holdings shall be required to grant a Lien in the Equity Interests of any Person that is not a Wholly Owned Domestic Subsidiary if the Borrower, its Restricted Subsidiaries and its Affiliates own or control less than 100% of the issued and outstanding Equity Interests issued by such Person and (C) REX shall not be required to become a Guarantor or a Grantor or take any of the other actions required by this Section 5.12(b) or the Guarantee and Collateral Agreement so long as any of the Indebtedness (including any Permitted Refinancing Debt thereof) permitted by Section 6.01(o) is outstanding.

SECTION 2.6 Amendment to Section 5.14. Section 5.14 of the Credit Agreement is hereby amended by inserting the following new subsection (d):

(d) Notwithstanding anything to the contrary in this Section 5.14 and to the extent that REX is a Subsidiary, the Board of Directors of the Borrower may at any time designate REX as an Unrestricted Subsidiary so long as any of the Indebtedness (including any Permitted Refinancing Debt thereof) permitted by Section 6.01(o) is outstanding. Notwithstanding anything to the contrary in this Section 5.14, (i) REX HoldCo may not be designated an Unrestricted Subsidiary and (ii) if REX is designated as an Unrestricted Subsidiary, REX and its subsidiaries shall be disregarded for the purposes of determining Consolidated Total Assets in connection with Section 5.14(a) above.

SECTION 2.7 Amendments to Section 6.01. The word “and” is deleted from the end of Section 6.01(n), Section 6.01(o) is re-designated as Section 6.01(p) and the following is added as a new Section 6.01(o):

(o) If REX is a Restricted Subsidiary, the $2,575,000,000 principal amount of Senior Notes of REX outstanding as of the Fourth Amendment Effective Date (and any Permitted Refinancing Debt in respect thereof), plus up to $200,000,000 of Indebtedness of REX incurred under an unsecured, revolving credit facility with banks or other institutional lenders or investors.

SECTION 2.8 Amendment to Section 6.04(b). Section 6.04(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b) (i) investments by the Borrower and the Restricted Subsidiaries existing on the Closing Date in Equity Interests of the Borrower and its Subsidiaries and (ii) additional investments by the Borrower and any Restricted Subsidiary in the Equity Interests of the Subsidiaries; provided that (A) any such Equity Interests held by the Borrower and any Restricted Subsidiary shall be pledged, to the extent required, pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to Voting Stock of a Foreign Subsidiary referred to therein), (B) the amount of any such investment made after the Closing Date pursuant to this Section 6.04(b) by the Borrower and any Restricted Subsidiary in, and loans and advances made after the Closing Date by the Borrower and any other Loan Party to, any such Subsidiaries that are not Loan Parties or do not become Loan Parties after giving effect to such investments shall not exceed an amount equal to the Available Amount at the time any such investment, loan or advance is made and (C) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; provided, further, that acquisitions of Equity Interests of REX and REX Holdings shall not be permitted under this subsection;

SECTION 2.9 Amendment to Section 6.04(d). Section 6.04(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(d) (x) loans or advances made by the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note (which may be revolving in nature) pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (ii) such loans and advances shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement, (iii) the amount of such loans and advances made after the Closing Date pursuant to this Section 6.04(d) by Loan Parties to any such Restricted Subsidiaries that are not Loan Parties shall not exceed an amount equal to the Available Amount at the time any such investment, loan or advance is made and (iv) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) any guarantees by the Borrower and the Restricted Subsidiaries of the operating or commercial obligations (to the extent not constituting Indebtedness) of the Borrower or any Restricted Subsidiary (other than REX) incurred in the ordinary course of business; provided, further, that acquisitions of Equity Interests of REX and REX Holdings shall not be permitted under this subsection;

SECTION 2.10 Amendment to Section 6.04(n). Section 6.04(n) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(n) acquisitions by REX HoldCo of Equity Interests in REX Holdings or in REX; provided that (i) any such acquisition that is a Drop Down Acquisition shall be a Permitted Drop Down Acquisition, (ii) the Borrower and all Affiliates of the Borrower shall after giving effect to such acquisition, own Equity Interests representing at least 50.0% of the voting and economic rights of all issued and outstanding Equity Interests of REX, (iii) the Borrower or an Affiliate of the Borrower shall be the operator of the REX assets, (iv) the consent of the Borrower or its Affiliates (or their representatives) is required to determine the amount and frequency of distributions made from REX to its equity holders, and (vi) immediately before and after consummating such acquisition the Borrower must be in Financial Covenant Compliance;

SECTION 2.11 Amendment to Section 6.04(o). Section 6.04(o) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(o) in addition to investments permitted by paragraphs (a) through (n) above, additional investments, loans and advances by the Borrower or any Restricted Subsidiary so long as (i) the amount invested, loaned or advanced pursuant to this paragraph (o) does not exceed an amount equal to the Available Amount at the time such amount is invested loaned or advanced and (ii) both immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; provided that acquisitions of Equity Interests of REX and REX Holdings shall not be permitted under this subsection; and

SECTION 2.12 Amendment to Section 6.04(p). Section 6.04(p) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(p) in addition to investments permitted by paragraphs (a) through (o) above, other investments, loans and advances by the Borrower or any Restricted Subsidiary not to exceed the greater of $15,000,000 and an amount equal to 1.50% of Consolidated Total Assets at any time outstanding; provided that acquisitions in Equity Interests of REX and REX Holdings shall not be permitted under this subsection.

SECTION 2.13 Amendments to Section 6.06(b). Section 6.06(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests, to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to transfer property to the Borrower; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (C) clause (i) of the foregoing shall not apply to the restrictions or conditions imposed by any documentation relating to secured Indebtedness permitted by Section 6.01(a), (d), (e), (g), (i) (solely in respect of guarantees of other Indebtedness permitted under Section 6.01(a), (d), (e), (g) and (j)) and (j) in each case, to the extent limited to the assets subject to such Indebtedness, (D) clause (i) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof and (E) the foregoing shall not apply to the restrictions or conditions imposed by any documentation relating to Indebtedness (including any Permitted Refinancing Debt thereof) permitted by Section 6.01(o).

SECTION 2.14 Amendment to Article IX. Article IX is hereby amended by inserting the following new Section 9.21:

SECTION 9.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 2.15 Amendment to Exhibit I. Exhibit I to the Credit Agreement is deleted in its entirety and replaced with Exhibit I attached hereto.

ARTICLE III

LENDERS

SECTION 3.1 Increase to Revolving Credit Commitments.

(a) On or after the Fourth Amendment Effective Date and prior to the REX Acquisition pursuant to Section 6.04(n), the Borrower shall deliver a written notice to the Administrative Agent setting forth the proposed closing date for such acquisition (which shall not be less than three Business Days nor more than 60 days after the date of such notice (or such other number of days as the Administrative Agent may agree to in its sole discretion)) (the “REX Closing Date”).

(b) Subject to Section 3.4 below, on the REX Closing Date, the definitions of ”Incremental Loan Amount” and “Total Revolving Credit Commitment” in the Credit Agreement shall automatically be deleted in their entirety and replaced with the following definition:

“Incremental Loan Amount” shall mean $150,000,000.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The Total Revolving Credit Commitment as of the REX Closing Date is $1,750,000,000.

(c) Subject to Section 3.4, the Administrative Agent, the Borrower and each Lender agree on the REX Closing Date, the amounts of such Lender’s Revolving Credit Commitment shall automatically be as set forth on Schedule 2.01 annexed hereto, on the terms and subject to the conditions set forth herein. The Administrative Agent shall promptly notify each Lender as to the REX Closing Date.

SECTION 3.2 Reallocations. Upon the effectiveness of the increase in the Revolving Credit Commitment contemplated in Sections 3.1(b) and (c) above, the Revolving Credit Commitment of each of the Lenders and the amount of all outstanding Revolving Loans and participations in Letters of Credit and Swing Line Loans shall be reallocated on the REX Closing Date among the Lenders in accordance with their respective Revolving Credit Commitments, and to effect such reallocations, each Lender whose Revolving Credit Commitment on the REX Closing Date exceeds its Revolving Credit Commitment immediately prior to the REX Closing Date (each an “Assignee Lender”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Revolving Credit Commitments of the Lenders whose Revolving Credit Commitments are less than their respective Revolving Credit Commitment immediately prior to the REX Closing Date (each an “Assignor Lender”), so that the Revolving Credit Commitments of each Lender will be as set forth on Schedule 2.01 attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Acceptances without the payment of any related assignment fee, and, except for replacement Revolving Loan Notes to be provided to the Assignor Lenders and Assignee Lenders in the principal amount of their respective Revolving Credit Commitments (after giving effect to this Fourth Amendment and the REX Closing Date), no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignor Lenders and Assignee Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.

SECTION 3.3 Interest; Breakage; Prepayments. Upon the effectiveness of the increase of the Revolving Credit Commitments contemplated in Sections 3.1(b) and (c) above:

(a) The Borrower hereby agrees that it shall pay to the Revolving Credit Lenders on the REX Closing Date accrued and unpaid interest to and including the REX Closing Date, on the outstanding amount of Revolving Loans;

(b) Each Revolving Lender hereby waives any right to receive any payments under Section 2.15 of the Credit Agreement as a result of the payment of any existing Revolving Loans pursuant to this Amendment; and

(c) It is understood and agreed that the Borrower, in coordination with the Administrative Agent, may elect on or prior to the REX Closing Date that after giving effect to the reallocations provided for in Section 3.2, the existing Eurodollar Loans outstanding on the REX Closing Date shall continue to remain outstanding in the same aggregate dollar amount and with the same ending date for each Interest Period.

SECTION 3.4 Conditions to Effectiveness. The increase in the Revolving Credit Commitments contemplated by this Article III is subject to the satisfaction of the following conditions:

(a) the effectiveness of this Fourth Amendment in accordance with Article IV below;

(b) the rights, title and interest of Rockies Express Holdings, LLC under the REX MPA shall have been assigned to a REX HoldCo pursuant to assignment documentation approved by the Conflicts Committee pursuant to the terms of the LP Agreement;

(c) the REX Acquisition shall have been (or, contemporaneously with the increase of the Revolving Credit Commitments, will be) consummated on the REX Closing Date in accordance with the REX MPA (as assigned to a REX HoldCo pursuant to clause (b) above);

(d) the conditions set forth in Sections 4.01(b) and 4.01(c) of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect executed by a Financial Officer of the Borrower;

(e) immediately before and after giving effect to the REX Acquisition, the Borrower is in Financial Covenant Compliance and the Administrative Agent shall have received a certificate to that effect executed by a Financial Officer of the Borrower;

(f) the Arrangers shall have received, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, the favorable written opinion of Stinson Leonard Street LLP, counsel for the Borrower, in form and substance satisfactory to the Arrangers, (A) dated the REX Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders, and (C) covering such matters relating to this Fourth Amendment and the transactions contemplated hereby as the Arrangers shall reasonably request (including a no conflicts opinions as to any material debt documents to which REX is a party), and the Borrower hereby requests such counsel to deliver such opinions;

(g) the Borrower shall have paid all accrued and unpaid interest on the aggregate principal amount of the Revolving Loans and all amounts due under Section 3.3;

(h) the Administrative Agent, the Arrangers and each applicable Lender shall have received reimbursement or payment by the Borrower of all fees and expenses incurred in connection with this Fourth Amendment or owed in respect of such increased Revolving Credit Commitments (including any fees due and payable pursuant to the Engagement Letter); and

(i) the REX Closing Date shall have occurred on or before July 1, 2016.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

The effectiveness of this Fourth Amendment (including the amendments contained in Article II but excluding the transactions contemplated in Article III which, for avoidance of doubt, shall only be effective upon the satisfaction of the conditions contemplated in Section 3.4 above) are subject to the satisfaction (or waiver) of the following conditions:

SECTION 4.1 This Fourth Amendment shall have been duly executed by the Borrower, the Administrative Agent, the Collateral Agent, the Swing Line Lenders, the Lenders, the Issuing Banks and the other Loan Parties, and delivered to the Arrangers;

SECTION 4.2 The Arrangers shall have received with respect to the Borrower and each other Loan Party (i) certificates of good standing as of a recent date issued by the appropriate Governmental Authority of the state or jurisdiction of its incorporation or organization, where applicable; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Fourth Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of such Loan Party or that there have been no changes to the Organizational Documents of such Loan Party from those most recently delivered to the Administrative Agent in connection with the Credit Agreement and that such documents remain in full force and effect, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party (and, if applicable, any parent company of such Loan Party) authorizing the execution, delivery and performance of this Fourth Amendment and any related Loan Documents and the increase in the Revolving Credit Commitments contemplated hereby, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above;

SECTION 4.3 No Default or Event of Default has occurred and is continuing under the Credit Agreement both before and immediately after giving effect to the transactions contemplated hereby;

SECTION 4.4 The representations and warranties of the Borrower set forth in Article V of this Fourth Amendment are true and correct;

SECTION 4.5 The Borrower shall have delivered to the Collateral Agent a control agreement in form and substance reasonably satisfactory to the Collateral Agent for each deposit account and securities account required to be subject to such a control agreement as set forth in Section 5.2 of the Guarantee and Collateral Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the other parties hereto to enter into this Fourth Amendment, the Borrower represents and warrants to each of the Lenders, each Issuing Bank, the Arrangers and the Administrative Agent that, as of the Fourth Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Fourth Amendment Effective Date:

(a) This Fourth Amendment has been duly authorized, executed and delivered by each of the Loan Parties party hereto and constitutes, and the Credit Agreement (after giving effect to this Fourth Amendment, will (as to the Borrower) constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties party hereto or thereto in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) The representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are true and correct on and as of the Fourth Amendment Effective Date (after giving effect to this Fourth Amendment), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(c) After giving effect to this Fourth Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing on the Fourth Amendment Effective Date; and

(d) Immediately prior to and immediately after the consummation of the transactions contemplated under this Fourth Amendment on the Fourth Amendment Effective Date, after taking into account all applicable rights of indemnity and contribution, the Borrower and its subsidiaries on a consolidated basis, are Solvent.

ARTICLE VI

EFFECTS ON LOAN DOCUMENTS

Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. The Borrower and the other Loan Parties acknowledge and agree that, on and after the Fourth Amendment Effective Date, this Fourth Amendment and each of the other Loan Documents to be executed and delivered by a Loan Party in connection herewith shall constitute a Loan Document for all purposes of the Credit Agreement. On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Fourth Amendment, and this Fourth Amendment and the Credit Agreement shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Arrangers in connection with this Fourth Amendment and any other documents prepared in connection herewith, in each case to the extent required by Section 9.05 of the Credit Agreement. The Borrower hereby confirms that the indemnification provisions set forth in Section 9.05 of the Credit Agreement shall apply to this Fourth Amendment and such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise herefrom or in connection herewith.

SECTION 7.2 Amendments; Execution in Counterparts; Severability.

(a) This Fourth Amendment may not be amended nor may any provision hereof be waived except in accordance with the terms of Section 9.08 of the Credit Agreement; and

(b) In the event any one or more of the provisions contained in this Fourth Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.3 Reaffirmation; Mortgage Modification Requirements.

(a) Each of the Loan Parties party to the Guarantee and Collateral Agreement and the other Loan Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and (B) the guaranties made by it pursuant to the Guarantee and Collateral Agreement, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Guarantee and Collateral Agreement and the Mortgages are, and shall remain, in full force and effect after giving effect to the Fourth Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on the Loans under the Credit Agreement.

(b) Within 90 days of the REX Closing Date (or such longer period of time acceptable to the Administrative Agent), the Borrower shall satisfy the Mortgage Modification Requirements.

SECTION 7.4 Governing Law; Waiver of Jury Trial; Jurisdiction. THIS FOURTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. The provisions of Section 9.15 of the Credit Agreement are incorporated herein by reference.

SECTION 7.5 Headings. Section headings in this Fourth Amendment are included herein for convenience of reference only, are not part of this Fourth Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Fourth Amendment.

SECTION 7.6 Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

TALLGRASS ENERGY PARTNERS, LP, as Borrower

By: TALLGRASS MLP GP, LLC, its general partner

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	President and Chief Executive Officer

TALLGRASS MLP OPERATIONS, LLC, as Grantor

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	President and Chief Executive Officer

TALLGRASS INTERSTATE GAS TRANSMISSION, LLC, as Grantor

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	Chief Executive Officer

TALLGRASS MIDSTREAM, LLC, as Grantor

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	Chief Executive Officer

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

TRAILBLAZER PIPELINE COMPANY LLC, as Grantor

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	Chief Executive Officer

TALLGRASS ENERGY INVESTMENTS, LLC, as Grantor

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	Chief Executive Officer

TALLGRASS PXP HOLDINGS, LLC, as Grantor

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	Chief Executive Officer

TALLGRASS ENERGY FINANCE CORP., as Grantor

By:	/s/ David G. Dehaemers, Jr.
Name:	David G. Dehaemers, Jr.
Title:	President and Chief Executive Officer

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

BARCLAYS BANK PLC
as Administrative Agent, Collateral Agent, a Lender, a Swing Line Lender and an Issuing Bank

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

WELLS FARGO BANK, N.A.
as a Lender, a Swing Line Lender and an Issuing Bank

By:	/s/ Alan W. Wray
Name:	Alan W. Wray
Title:	Managing Director

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ Kimberly Miller
Name:	Kimberly Miller
Title:	Assistant Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

CITIBANK, N.A.
as a Lender

By:	/s/ Todd Mogil
Name:	Todd Mogil
Title:	Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

DEUTSCHE BANK AG NEW YORK BRANCH
as a Lender

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

GOLDMAN SACHS BANK USA
as a Lender

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

ROYAL BANK OF CANADA
as a Lender

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Lorenz Meier
Name:	Lorenz Meier
Title:	Authorized Signatory

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

MORGAN STANLEY BANK, N.A.
as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

COMPASS BANK
as a Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

TORONTO DOMINION (TEXAS) LLC
as a Lender

By:	/s/ Lexanne Cooper
Name:	Lexanne Cooper
Title:	Authorized Signatory

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

CAPITAL ONE, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Matthew L. Molero
Name:	Matthew L. Molero
Title:	Sr. Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

REGIONS BANK
as a Lender

By:	/s/ David Valentine
Name:	David Valentine
Title:	Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Jonathan Luchansky
Name:	Jonathan Luchansky
Title:	Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

U.S. BANK NATIONAL ASSOCIATION
as a Lender

By:	/s/ Todd S. Anderson
Name:	Todd S. Anderson
Title:	Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

THE BANK OF TOKYO MITSUBISHI-UFJ, LTD.
as a Lender

By:	/s/ Mark Oberreuter
Name:	Mark Oberreuter
Title:	Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

BNP PARIBAS
as a Lender

By:	/s/ Vincent Trapet
Name:	Vincent TRAPET
Title:	Director

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Director

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

THE BANK OF NOVA SCOTIA
as a Lender

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

ING CAPITAL LLC
as a Lender

By:	/s/ Cheryl LaBelle
Name:	Cheryl LaBelle
Title:	Managing Director

By:	/s/ Hans Beekmans
Name:	Hans Beekmans
Title:	Director

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

CITIZENS BANK, N.A.
as a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

SANTANDER BANK, N.A.
as a Lender

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ Puiki Lok
Name:	Puiki Lok
Title:	Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

CADENCE BANK, N.A.
as a Lender

By:	/s/ David Anderson
Name:	David Anderson
Title:	Senior Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

UMB BANK, N.A.
as a Lender

By:	/s/ Jess M. Adams
Name:	Jess M. Adams
Title:	Vice President

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

ZB, N.A. DBA AMEGY BANK
as a Lender

By:	/s/ Jill McSorley
Name:	Jill McSorley
Title:	Senior Vice President - Amegy Bank Division

[Signature Page to Tallgrass Energy Partners, LP Credit Agreement – Amendment No. 4]

SCHEDULE 2.01

REVOLVING CREDIT COMMITMENTS

AND

COMMITTED INCREASE COMMITMENTS*

Name of Lender	Revolving Credit Commitments
Wells Fargo Bank, N.A.	$96,000,000
Barclays Bank PLC	$96,000,000
Bank of America, N.A.	$86,000,000
Citibank, N.A.	$86,000,000
Deutsche Bank AG New York Branch	$86,000,000
Goldman Sachs Bank USA	$86,000,000
Royal Bank of Canada	$86,000,000
Credit Suisse AG, Cayman Islands Branch	$86,000,000
Morgan Stanley Bank, N.A.	$86,000,000
Compass Bank	$70,000,000
Toronto Dominion (Texas) LLC	$65,000,000
Capital One, National Association	$86,000,000
Regions Bank	$55,000,000
PNC Bank, National Association	$65,000,000
U.S. Bank National Association	$65,000,000
The Bank of Tokyo Mitsubishi-UFJ, Ltd.	$65,000,000
BNP Paribas	$65,000,000
The Bank of Nova Scotia	$65,000,000
ING Capital LLC	$65,000,000
Citizens Bank, N.A.	$50,000,000
ABN AMRO Capital USA LLC	$45,000,000
Santander Bank, N.A.	$45,000,000
Cadence Bank, N.A.	$35,000,000
UMB Bank, N.A.	$40,000,000
ZB, N.A. dba Amegy Bank	$40,000,000
Branch Banking and Trust Company	$35,000,000

Total:	$1,750,000,000

*	All Committed Increase Commitments have been exercised and are now reflected in the Revolving Credit Commitments for each Lender.

EXHIBIT I

[See attached.]

Exhibit I

to Credit

Agreement

FORM OF COMPLIANCE CERTIFICATE

[DATE]

Pursuant to Section 5.04(a)(iii) of that certain Credit Agreement, dated as of May 17, 2013 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among TALLGRASS ENERGY PARTNERS, LP, a Master Limited Partnership formed under the laws of Delaware (the “Borrower), the Lenders party thereto from time to time and BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, including any successor thereto in such capacity, the “Administrative Agent”), the undersigned hereby certifies that he or she is the [Chairman of the Board][Chief Financial Officer][Principal Accounting Officer][Treasurer][Controller] of the Borrower, and certifies in such capacity, and not in his or her individual capacity, as follows:

1. No Event of Default or Default has occurred and is continuing at the end of the accounting period covered by the attached financial statements, except as set forth in a separate attachment, if any, to this compliance certificate (this “Certificate”), specifying the nature and extent thereof and the corrective action taken or proposed to be taken with respect thereto by the Borrower;

2. The financial statements currently available on the website of the Securities Exchange Commission at http://www.sec.gov in accordance with Sections 5.04(a)(i) or 5.04(a)(ii), as applicable, of the Credit Agreement have been prepared in accordance with GAAP consistently applied (subject in the case of the interim statements to normal year-end adjustments and the absence of footnotes) and present fairly and accurately the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in all material respects as of the dates and for the periods to which they relate; and

3. Annexes A and B hereto demonstrate compliance with each of the financial covenants contained in Sections 6.10 and 6.11 of the Credit Agreement.

4. Annex C hereto demonstrates the Available Amount (including the calculations thereof) as of the end of the accounting period covered by the attached financial statements.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Financial Officers as of the date and year first above written.

TALLGRASS ENERGY PARTNERS, LP
By:	Tallgrass MLP GP, LLC, its general partner

By:
Name:
Title:	[Chairman of the Board][Chief Financial Officer][Principal Accounting Officer] [Treasurer][Controller]

Annex

A to Compliance

Certificate

Covenant 6.10

Interest Coverage Ratio

FOR THE FISCAL QUARTER ENDING [            ], 20[    ]

Consolidated EBITDA (as calculated on Supplement A) for the Applicable Period:	$

Consolidated Interest Expense (as calculated below) for the Applicable Period:	$

Interest Coverage Ratio (Consolidated EBITDA to Consolidated Interest Expense) for the Applicable Period:		: 1.00

Minimum Interest Coverage Ratio for the Applicable Period:		2.50 : 1.00

In Compliance:		Yes/No

Calculation of Consolidated Interest Expense

Without duplication, for the Applicable Period:

(a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP;

$

(b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Restricted Subsidiary with respect to interest rate Hedging Agreements:

$

Consolidated Interest Expense (the sum of clauses (a) and (b)):[1]	$

[1]	If REX is a Restricted Subsidiary, “Consolidated Interest Expense” attributable to REX shall only include the interest expense of REX multiplied by the percentage of the Equity Interests of REX directly or indirectly owned by the Borrower and its Wholly-Owned Restricted Subsidiaries.

Annex B to Compliance Certificate

Covenant 6.11

Maximum Total Leverage Ratio

FOR THE FISCAL QUARTER ENDING [            ], 20[    ]

Total Debt (as calculated below) as of the last day of the Applicable Period:	$

Consolidated EBITDA (as calculated on Supplement A) for the Applicable Period:	$

Total Leverage Ratio (Total Debt to Consolidated EBITDA):		: 1.00

Maximum Total Leverage Ratio for the Applicable Period:		[4.75][5.25] : 1.00

In Compliance:		Yes/No

Calculation of Total Debt

(a) total Indebtedness (excluding Indebtedness of the type described in clause (h), clause (i), clause (j) and clause (k) of the definition of Indebtedness in the Credit Agreement, except, in the case of clause (k), to the extent of any unreimbursed drawings thereunder) of the Borrower and the Restricted Subsidiaries at such time:

$

(b) Unrestricted Cash (the sum of the amount of cash and Permitted Investments of the Borrower and each Restricted Subsidiary that is a Domestic Subsidiary, as set forth on the balance sheet of the Borrower and its Restricted Subsidiaries (it being understood that such amount shall exclude in any event (i) any cash or Permitted Investments identified on such balance sheet as “restricted” (other than cash or Permitted Investments restricted in favor of the Secured Parties), (ii) any amount to the extent any use thereof for application to the payment of Indebtedness under the Loan Documents is restricted or prohibited by Law or contract and (iii) any cash or Permitted Investments that are not subject to a perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties (which cash will be deemed to be subject to such a security interest if it is deposited in a deposit account or securities account in which the Collateral Agent for the benefit of the Secured Parties has a perfected security interest):[2]

$

Total Debt (clause (a) minus clause (b): [3]	$

[2]	The deduction for Unrestricted Cash on any date shall not exceed $7,500,000.
[3]	If REX is a Restricted Subsidiary, Total Debt attributable to REX shall only include the Indebtedness of REX multiplied by the percentage of the Equity Interests of REX directly or indirectly owned by the Borrower and its Wholly-Owned Restricted Subsidiaries.

Supplement

A to Compliance

Certificate

Consolidated EBITDA

FOR THE FISCAL QUARTER ENDING [            ], 20[    ]

Calculation of Consolidated Net Income

(a) Net income for the Applicable Period:	$

(b) extraordinary gains, losses, charges or expenses for such Applicable Period:	$

(c) the net income of any Restricted Subsidiary during such Applicable Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted on such Date of Determination by operation of the terms of its Organizational Documents or any agreement, instrument or law applicable to such Restricted Subsidiary, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such Applicable Period shall be included in determining Consolidated Net Income:

$

(d) any income (or loss) for such Applicable Period of any Person if such Person is not a Restricted Subsidiary of the Borrower, except that the aggregate amount distributed by such Person during such Applicable Period to the Borrower or a Restricted Subsidiary of the Borrower as a cash dividend or other cash distribution (as long as, in the case of a cash dividend or other cash distribution to a Restricted Subsidiary of the Borrower, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (c) above) shall be included in Consolidated Net Income (but only to the extent such cash dividends or distributions do not exceed the Borrower’s proportional share in the EBITDA (less Consolidated Interest Expense) of such Person (calculated based on Borrower’s and any Restricted Subsidiary’s aggregate percentage ownership of the total outstanding Equity Interests of such Person and with EBITDA and Consolidated Interest Expense of such Person being calculated using the same methodology for Consolidated EBITDA and Consolidated Interest Expense, as applicable, as if such Person were a Restricted Subsidiary under the Credit Agreement)):

$

(e) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Agreements pursuant to ASC-815:	$

(f) the cumulative effect of a change in accounting principles:	$

(g) any charges or expenses relating to severance, relocation and one-time compensation charges:	$

(h) gain or loss realized upon the sale or other disposition of assets:	$

(i) deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or any Hedging Agreement:	$

(j) non-cash charges, expenses or other impacts of purchase or recapitalization accounting, including, to the extent applicable, any accruals and reserves established under purchase or recapitalization accounting as a result of the Transactions in accordance with GAAP:

$

(k) non-cash impairment charges or asset write-offs, and any amortization of intangibles:	$

(l) cash charges or costs in connection with any investment, sale or other disposition of assets, issuance of Equity Interests or Indebtedness, or amendment relating to any Indebtedness (in each case, whether or not completed):

$

(m) to the extent covered by insurance and actually reimbursed, any expenses with respect to liability or casualty events or business interruption:	$

(n) in the case of any Restricted Subsidiary, the net income of such Restricted Subsidiary attributable to any minority or other membership interest in such Restricted Subsidiary held directly or indirectly by a Person other than the Borrower and its Wholly-Owned Restricted Subsidiaries:

$

Consolidated Net Income for the Applicable Period (clause (a) minus, without duplication, the sum of clauses (b) through (n)): [4]	$

[4]	CNI to be adjusted to account for any adjustments set forth in the second, third and fourth paragraphs of the definition of Consolidated Net Income in the Credit Agreement.

Calculation of Consolidated EBITDA

(a) Consolidated Net Income for the Applicable Period:	$

(b) the provision for all Taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), net of any applicable credits for such period:

$

(c) Consolidated Interest Expense for such period:	$

(d) depreciation, amortization and all other non-cash charges or non-cash losses for such period:	$

(e) any costs or expenses pursuant to any equity-related benefit plan, or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Borrower as common equity:

$

(f) for any Material Projects commenced or acquired by the Borrower or any Restricted Subsidiary with a Commencement Date occurring on or prior to the Date of Determination, Consolidated EBITDA Material Project Adjustments for such Material Project for such period: [5]

$

(g) without duplication of the netting provided in clause (b) above, Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period:	$

(h) all cash payments made during such period on account of reserves, restructuring charges, and other non-cash charges added to Consolidated Net Income pursuant to clause (d) above:	$

(i) other income of the Borrower and the Restricted Subsidiaries increasing Consolidated Net Income for such period which does not represent a cash item in such period:	$

Consolidated EBITDA (clause (a) plus, without duplication, the sum of clauses (b) through (f) and minus, without duplication and to the extent included in calculated Consolidated Net Income, the sum of clauses (g) through (i)): [6] [7] [8]

$

[5]	The aggregate amount of adjustments included in clause (f) for any period (1) in respect of all Material Projects taken together (other than the Pony Express Material Project) shall not exceed 15% of pro forma Consolidated EBITDA (calculated without giving effect to clause (f)), and (2) in respect of the Pony Express Material Project shall not exceed the Pony Express Adjustment Limit.
[6]	If REX is a Restricted Subsidiary, the amount of any adjustment pursuant to clauses (b) through (i) attributable to REX shall be equal to the total amount of such item multiplied by the percentage of the Equity Interests of REX directly or indirectly owned by the Borrower and its Wholly-Owned Restricted Subsidiaries.
[7]	For purposes of calculating the Total Leverage Ratio and Interest Coverage Ratio for any period (A) the Consolidated EBITDA of any Person that becomes a Restricted Subsidiary acquired by the Borrower or any Restricted Subsidiary pursuant to either a Permitted Acquisition for Acquisition Consideration greater than $10,000,000 or an investment made pursuant to Section 6.04(k), (l) (but only beginning at the end of the third full fiscal quarter after the Commercial Operation Date of the Pony Express Material Project; it being understood that prior to such date the Consolidated EBITDA Material Project Adjustment for Pony Express shall be included in the Borrower’s Consolidated EBITDA), (n), (o) or (p) of the Credit Agreement greater than $10,000,000 during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of for consideration greater than $10,000,000 by the Borrower or any Restricted Subsidiary during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).
[8]	If REX is a Restricted Subsidiary, the Consolidated EBITDA attributable to REX shall not exceed the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries (other than Consolidated EBITDA attributable to REX). If REX is not a Restricted Subsidiary, cash dividends or distributions received from REX during any Applicable Period shall only be included in Consolidated EBITDA if, as of the applicable Date of Determination, (x) the Borrower and Affiliates of the Borrower own Equity Interests representing greater than 50.0% of the voting and economic rights of all issued and outstanding Equity Interests of REX, (y) the Borrower or an Affiliate of the Borrower is the operator of the REX assets and (z) the consent of the Borrower or its Affiliates (or their representatives) is required to determine the amount and frequency of distributions made from REX to its equity holders.

Annex

C to Compliance

Certificate

Available Amount

AS OF THE END OF THE FISCAL QUARTER ENDING [            ], 20[    ]

(a) Net cash proceeds received after the Closing Date and on or prior to the date above from any sale of Equity Interests by, or capital contribution to, the Borrower (which, in the case of any such sale of Equity Interests, are not Disqualified Stock):

$

(b) Return of capital or repayment of principal received in cash by the Borrower in respect of investments made pursuant to Sections 6.04(b)(ii)(B), 6.04(d)(x)(iii) and 6.04(o) of the Credit Agreement:

$

(c) Available Amount used to make investments pursuant to Section 6.04(b)(ii)(B) of the Credit Agreement:	$

(d) Available Amount used to make investments pursuant to Section 6.04(d)(x)(iii) of the Credit Agreement:	$

(e) Available Amount used to make investments pursuant to Section 6.04(o) of the Credit Agreement:	$

Available Amount (the sum of clause (a) plus clause (b) minus the sum of clause (c) plus clause (d) plus clause (e)):	$